UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2012

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Report provides the historical and pro forma financial statements relating to Global Partners LP’s (the “Partnership”) acquisition on March 1, 2012 of 100% of the outstanding membership interests in Alliance Energy LLC (“Alliance”), a gasoline distributor and operator of gasoline stations and convenience stores, from AE Holdings Corp. (“AE Holdings”).  The historical and pro forma financial statements are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K (this “Report”).

The Report also provides earnings before interest, taxes and depreciation and amortization (“EBITDA”) for AE Holdings and for the Partnership after giving effect to its acquisition of Alliance.  EBITDA is a non-GAAP financial measure used as a supplemental financial measure by management and external users of the Partnership’s consolidated financial statements, such as investors, commercial banks and research analysts, to assess:

•                  the Partnership’s compliance with certain financial covenants included in its debt agreements;

•                  the Partnership’s financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;

•                  the Partnership’s ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners;

•                  the Partnership’s operating performance and return on invested capital as compared to those of other companies in the wholesale, marketing and distribution of refined petroleum products, without regard to financing methods and capital structure; and

•                  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income, and this measure may vary among other companies. Therefore, EBITDA may not be comparable to similarly titled measures of other companies.

The following table presents reconciliations of EBITDA to the most directly comparable GAAP financial measures (in millions):

				Pro Forma
	AE Holdings			Global Partners LP
	Year Ended December 31,			Nine Months Ended September 30,	Year Ended December 31,
	2011	2010	2009	2012	2011
				(unaudited)
Reconciliation of net income to EBITDA:
Net income	$15.3	$6.3	$1.9	$18.3	$40.2
Depreciation and amortization(1)	15.3	11.6	12.2	39.7	51.0
Interest expense	11.6	7.6	8.2	28.9	38.5
Income tax expense (benefit)	0.1	0.2	(0.1)	0.2	0.2
EBITDA	$42.3	$25.7	$22.2	$87.1	$129.9
Reconciliation of net cash used in operating activities to EBITDA :
Net cash used in operating activities	$25.8	$17.4	$14.7
Net changes in operating assets and liabilities and certain non-cash items	4.8	0.5	(0.6)
Interest expense	11.6	7.6	8.2
Income tax expense (benefit)	0.1	0.2	(0.1)
EBITDA	$42.3	$25.7	$22.2

(1)           Includes amortization of deferred financing fees for the Partnership on a historical basis.

Item 9.01.	Financial Statements and Exhibits

(a)               Financial Statements of Business Acquired.

The audited consolidated financial statements of AE Holdings, including the audited consolidated balance sheets of AE Holdings as of December 31, 2011 and 2010 and the audited consolidated statements of income, shareholders’ equity and cash flows for each of the three years then ended, are filed as Exhibit 99.1 and incorporated herein by reference.

(b)               Pro Forma Financial Information.

The unaudited pro forma combined financial statements of the Partnership as of and for the year ended December 31, 2011 and for the nine months ended September 30, 2012 is filed as Exhibit 99.2 and incorporated herein by reference.

(d)               Exhibits

23.1	Consent of Ernst & Young LLP

99.1	Audited financial statements of AE Holdings as of and for each of the three years in the period ended December 31, 2011

99.2	Unaudited pro forma combined financial statements of the Partnership as of and for the year ended December 31, 2011 and for the nine months ended September 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: November 13, 2012	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP

99.1	Audited financial statements of AE Holdings as of and for each of the three years in the period ended December 31, 2011

99.2	Unaudited pro forma combined financial statements of the Partnership as of and for the year ended December 31, 2011 and for the nine months ended September 30, 2012